EXHIBIT 10.27


                               SEVERANCE AGREEMENT

      This Severance Agreement is entered into this 20th day of September, 1999 by and between Paul J. White ("White") and Interleukin Genetics, Inc. ("ILGN").

W I T N E S S E T H:
- - - - - - - - - -

      WHEREAS, White is presently employed as the Senior Vice President and General Counsel of ILGN pursuant to the Employment Agreement dated January 1, 1996, as amended, between ILGN and White (the "Employment Agreement").

      WHEREAS, the Company and White wish to discontinue their employment relationship and, in lieu thereof, enter into this Severance Agreement (the "Agreement");

      NOW, THEREFORE, in consideration of the premises, the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and White agree as follows:

1. This Agreement embodies the full and final settlement of all rights and obligations of the Company and White under the Employment Agreement and the Employment Agreement shall be terminated in all respects except for the terms thereof that specifically survive as set forth in this Agreement. Each party hereto acknowledges that the Employment Agreement is being terminated without cause by mutual agreement of the parties hereto pursuant to Section 12.1.3 of the Employment Agreement. ILGN and White acknowledge and agree that White is not owed any amounts under the Employment Agreement resulting from this mutual agreement to terminate, and that no compensation or payment of monies how so ever characterized is due to White upon or subsequent to such termination of the Employment Agreement or termination of his employment.

2. White acknowledges that, effective August 31, 1999, White's employment with ILGN will be terminated. ILGN hereby acknowledges and agrees that White shall be entitled to retain the laptop computer, facsimile machine, and printer that White currently has in his possession. White also agrees that he will return his corporate American Express card on September 30, 1999, and ILGN will continue to pay for the telephone and fax lines to his home office until September 30, 1999. ILGN acknowledges that the desk, credenza and coat rack being utilized in one of the ILGN offices are the property of White, and White agrees that ILGN is entitled to use such property until White asks for its return or until ILGN wishes to return it to White, which ever occurs earlier.

3. In consideration for the release contained herein, ILGN agrees to pay White, by ILGN check on the eighth day following White's execution of this Agreement and provided White has not revoked this Agreement in the seven-day period following his execution of this Agreement, a lump sum payment equal to $104,673.99 (less standard legal deductions). White acknowledges that this lump sum payment includes total payment due him for accrued vacation under the Employment

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Agreement. White releases the Company from all liabilities under, and all obligations to perform or observe any term or provision of, the Employment Agreement.

4. In further consideration for the release contained herein, ILGN agrees to pay each month for 18 months for the cost of White's COBRA health insurance for he and his immediate family, provided that White completes the paperwork for conversion of his current coverage to COBRA coverage within the prescribed statutory timeframe. This reimbursement is for coverage for the time period September 1, 1999 to February 28, 2001. White acknowledges that ILGN has provided him with the paperwork for COBRA conversion.

5. ILGN also agrees to fully vest White's ILGN stock options. ILGN also agrees to convert each of his four option grants from incentive stock options to non-qualified stock options under the 1996 Equity Incentive Plan. White acknowledges that ILGN has provided him with amendments to each of his four stock option grants which provide for full vesting and conversion to non-qualified stock options. The table below lists White's four stock option agreements, each of which have been amended to reflect full vesting and conversion to restricted stock options.

            ---------------------------------------
                           # OF        STRIKE
            DATE OF GRANT  OPTIONS     PRICE
            ---------------------------------------
            1/1/97         10,000      $2.04
            ---------------------------------------
            5/1/97         15,000      $2.75
            ---------------------------------------
            12/1/98        5,312       $1.50
            ---------------------------------------
            3/18/99        14,166      $0.75
            ---------------------------------------

6. ILGN shall pay White his full salary through August 31, 1999 and no other compensation or benefits shall be paid to White under the Employment Agreement or otherwise. Effective August 31, 1999, White shall not be entitled to any benefits (including medical and other insurance) from ILGN and shall not be a participant in ILGN's 401(k) Plan or the ILGN Profit Sharing Plan; provided, however, nothing herein shall effect White's eligibility to elect the continuation of health care coverage pursuant to Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

7. Each of White and the Company releases, remises, acquits and discharges the other party and their predecessors and affiliates, and their divisions, officers, directors, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns, jointly and severally, from any and all claims, known or unknown, which releasing party, their heirs, successors or assigns have or may have against any of such parties and any and all liability that any of such parties may have to the released party whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, including but not limited to claims of discrimination under the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, 42 U.S.C. ss. 1981, the Texas Commission on Human Rights Act, or any other U.S. federal, state or local law or any other law, rule or regulation or workers' compensation or disability claims under any such laws. This release relates to claims arising from and during White's relationship with ILGN and its predecessors and affiliates or as a result of the termination of such relationship. This release is for any relief, no matter how denominated, including but not limited to wages, back pay, front pay,

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repayment of moving expense reimbursement, compensatory damages or punitive damages. Each party further agrees that they will not file or permit to be filed on their behalf any such claim. This release shall not apply to (i) the obligations set forth in this Agreement or those under the Confidentiality Agreement (as defined hereafter), (ii) ILGN's obligation to defend, indemnify and hold harmless White under its indemnification obligations to Officers and Directors under its Bylaws, or (iii) any other claims based on acts or omissions of any released party first occurring after the date on which he signs this Agreement.

8. For a period of one year, beginning September 1, 1999 and ending August 31, 2000, White agrees that he will not, directly or indirectly, work for, provide consulting services on his own behalf for, own an interest in (excluding a passive investment in a public company where White owns less than 5% of the stock of such company), operate, join, control, or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder, or principal of any corporation, partnership, proprietorship, firm, or association which conducts research and/or develops genetic diagnostics in clinical fields where ILGN currently is marketing or developing products, without the prior written consent of ILGN. This clause shall not restrict White from providing professional legal services to any Company.

9. This Agreement does not affect White's obligations or ILGN's rights under the Confidentiality and Invention Assignment Agreement ("Confidentiality Agreement") dated as of January 1, 1996, by and between ILGN and White; or any other confidentiality, secrecy or proprietary information or intellectual property agreement; or any laws governing such matters.

10. White acknowledges he received a copy of this Agreement on September 21, 1999. White shall have until and including October 12, 1999, to accept and consider this Agreement, a period White acknowledges to be twenty-one (21) days following receipt of this Agreement.

11. This Agreement shall not become effective and enforceable until seven (7) days following its execution. White may revoke this Agreement in a writing delivered to and received by U. Spencer Allen, CFO, Interleukin Genetics, Inc., 100 N.E. Loop 410, #820, San Antonio, Texas 78216, within said seven (7) days.

12. This Agreement is personal to White and, without the prior written consent of the Board of Directors of ILGN, shall not be assignable by White otherwise than by will or the laws of descent and distribution. The terms of this Agreement shall be binding and inure to the benefit of the parties hereto and their affiliates and their respective successors and assigns. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the parties hereto. This Agreement shall be construed, enforced and interpreted in accordance with applicable federal law and the laws of the State of California without reference to its principles of conflicts of law. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be original.

13. The parties each agree that White is no longer an employee of ILGN. White shall take no unilateral action or incur any expense, and has no express or implied authority to do either, on behalf of ILGN, as an independent contractor, a consultant or otherwise, unless he has received written instructions from ILGN's President to so proceed. White further represents that he maintains a

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separate place of business, serves customers other than ILGN, has all necessary permits and licenses to conduct the services under this Agreement, withholds and pays all state and federal income, social security, disability and insurance taxes and maintains adequate insurance. The parties further agree that nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint venturers.

14. The failure of either party at any time to enforce any of the provisions of this Agreement or to require performance by the other party of any provision hereof shall not be construed to be a waiver of such provisions or to affect the validity of this Agreement, or of any part hereof, or of the right of either party thereafter to enforce each and every provision of this Agreement in accordance with its terms.


15. Written notices required or furnished under this Agreement shall be sent to the following addresses:

            to ILGN:                 U. Spencer Allen
                                     Interleukin Genetics, Inc.
                                     100 N.E. Loop 410, #820
                                     San Antonio, Texas  78216

            to White:                Paul J. White
                                     134 East Hermosa
                                     San Antonio, TX 78212

16. Notices shall be effective on the first business day following receipt thereof. Notices sent by mail shall be deemed received on the date of delivery shown on the return receipt.

17. This Agreement represents and contains the entire agreement between the parties hereto with respect to the subject matter hereof, and the terms of this Agreement are contractual and not a mere recital. Further, this Agreement supersedes any and all prior oral and written agreements and understandings, and no representation, warranty, condition, understanding, or agreement of any kind with respect to the subject matter hereof shall be relied upon by the undersigned unless incorporated herein.

18. Except for the provisions of Paragraph 7 regarding the Confidentiality Agreement, with respect to which the Company expressly reserves the right to petition a court directly for injunctive and other relief, any claim, dispute or controversy of any nature whatsoever, including but not limited to tort claims or contract disputes, between the parties to this Agreement or their respective heirs, executors, administrators, legal representatives, successors and assigns, as applicable, arising out of or relating to the terms or conditions of this Agreement or the Employment Agreement hereby terminated, including the implementation, applicability and interpretation thereof, shall be resolved exclusively as follows: Upon the written request of one party served upon the other, any such claim, dispute or controversy shall be submitted to and settled by arbitration in accordance with the provisions of the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-14, as amended. If arbitration is requested, each of the parties to this Agreement shall

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appoint one person as an arbitrator to hear and determine any such disputes. The two arbitrators shall then choose a third arbitrator from a panel made up of experienced arbitrators selected pursuant to the procedures of the American Arbitration Association (the "AAA"). The majority decision of the three arbitrators shall be final, binding and conclusive upon the parties to this Agreement. Each party shall be responsible for the fees and expenses of its arbitrator and the fees and expenses of the third arbitrator shall be shared equally by the parties; PROVIDED, HOWEVER, to the extent possible, the arbitrators shall, as part of their decision, provide that the non-prevailing party shall pay all costs incurred by the prevailing party (including fees and costs of the arbitrators and the prevailing party's legal counsel). The terms of the commercial arbitration rules of AAA shall apply except to the extent they conflict with the provisions of this paragraph. Arbitration shall take place in San Antonio, Texas. It is further agreed that any of the parties hereto may petition the United States District Court for the State of Texas for a judgment to be entered upon any award entered through such arbitration proceedings.

      (a) The parties hereto acknowledge that their legal counsel has advised them, and that they are familiar with, the provision of Section 1542 of the California Civil Code, which provides as follows:

            "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

      (b) Being aware of said Civil Code Section 1542, the parties hereto expressly waive and relinquish any rights or benefits they may have thereunder, as well as under any other state or federal statutes or common law principles of similar effect.



      IN WITNESS WHEREOF, ILGN has caused this Agreement to be executed by its duly authorized officer, and White has executed this Agreement, in each case as of the date first above written.

                                    Interleukin Genetics, INC.



                                    By:   _______________
                                    Name: U. Spencer Allen
                                    Title: C.F.O.

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White acknowledges that he has read the foregoing Agreement and knows its contents and fully understands it. White acknowledges that he has been advised to consult with an attorney prior to executing this Agreement, has had such opportunity, and he is executing the Agreement voluntarily, fully understanding the significance and consequences of this Agreement.

                                      WHITE



                                      _____________
                                      Paul J. White

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